EXHIBIT 12.3

     PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED MARCH 31, 1995
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                            $ 98,679

Adjustments:
  Federal and state income taxes                              32,851
  Provision for deferred Federal
    and state income taxes                                     4,621
  Deferred investment tax credits                             (2,789)
  Other income and deductions                                  3,723
  Allowance for borrowed and equity funds
    used during construction                                   3,222

        Earnings                                            $140,307


Fixed Charges:
  Interest on long-term debt                                 $29,595
  Amortization of debt issuance cost                           1,568
  Other interest                                               3,053

        Fixed Charges                                       $ 34,216


Ratio of Earnings to Fixed Charges                              4.10